Exhibit 99.1

Designated Filer:   Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:  Sunesis Pharmaceuticals, Inc. (SNSS)
Date of Event Requiring Statement:  May 30, 2007



1.    Name:    Warburg, Pincus Equity Partners, L.P.
      Address: 466 Lexington Avenue
               New York, New York  10017

2.    Name:    Warburg Pincus & Co.
      Address: 466 Lexington Avenue
               New York, New York  10017

3.    Name:    Warburg Pincus LLC
      Address: 466 Lexington Avenue
               New York, New York  10017

4.    Name:    Warburg Pincus Partners LLC
      Address: 466 Lexington Avenue
               New York, New York  10017







                        WARBURG PINCUS & CO.


                        By:  /s/ Scott A. Arenare                 May 30, 2007
                             ----------------------               ------------
                            Name:  Scott A. Arenare        Date
                            Title: Partner

                        WARBURG PINCUS LLC


                        By:  /s/ Scott A. Arenare                 May 30, 2007
                             ----------------------               ------------
                            Name:  Scott A. Arenare        Date
                            Title: Member

                        WARBURG PINCUS PARTNERS LLC
                            By:  Warburg Pincus & Co.,
                                 its Managing Member


                        By:  /s/ Scott A. Arenare                 May 30, 2007
                             ----------------------               ------------
                            Name:  Scott A. Arenare        Date
                            Title:  Partner